Exhibit 99.1

FOR RELEASE ON: October 27, 2022

REGAL REXNORD TO ACQUIRE ALTRA INDUSTRIAL MOTION

•	Transforms Regal Rexnord’s automation portfolio into a meaningful, global automation solutions provider, with over 70% of its sales into markets with secular growth tailwinds
•	Combines complementary power transmission portfolios to deliver enhanced industrial powertrain solutions for customers
•	Re-balances Regal Rexnord’s portfolio between Motion Control (48% of pro forma sales), Climate Solutions (15%), Commercial Systems (15%), Automation & Specialty (13%), and Industrial Systems (9%)
•	Anticipated annualized cost synergies of $160 million by year four, plus significant revenue cross-marketing opportunities
•	Creates significant immediate value for Altra shareholders and compelling value for Regal Rexnord shareholders with new growth opportunities and attractive expected financial returns, including accretion in the first full year, double digit accretion thereafter, and ROIC >10% by year five
•	Strong pro forma free cash flow enables rapid de-levering, with net debt/adjusted EBITDA expected to be 2.5-3.0x in 2024, and decline to a target of 2.0-2.5x thereafter
•	Accelerates R&D and new product development; enhances digital and IIoT strategy
•	Record combined backlog of ~$2.3 billion[1] improves near-term visibility
•	Infuses significant new talent into the organization to support and accelerate growth and margin enhancement initiatives
•	Unites aligned cultures with deep commitment to serving customers and driving efficiencies

BELOIT, WI, October 27, 2022 – Regal Rexnord Corporation (NYSE: RRX) today announced that it has reached a definitive agreement with Altra Industrial Motion Corp. (Nasdaq: AIMC) providing for Regal Rexnord to acquire 100% of Altra shares in an all cash transaction for $62.00 per share.

The transaction values Altra at $4.95 billion2, representing 13.6x LTM Adjusted EBITDA, or 9.5x after factoring estimated run-rate cost synergies. The transaction is subject to the receipt of regulatory approvals, Altra shareholder approval, and the satisfaction of other customary closing conditions. The transaction is expected to close in the first half of 2023.

With the addition of Altra, Regal Rexnord expects 2022 pro forma revenue of ~$7.2 billion, Adjusted EBITDA of ~$1.5 billion, and an Adjusted EBITDA margin of ~21%. Based on the growth and margin outlook for the combined business, and after including $160 million in annualized run rate cost synergies, Regal Rexnord targets 2025 pro forma revenue of ~$8.3 billion, 2025 Adjusted EBITDA of ~$2.1 billion, and an Adjusted EBITDA margin >25%.

Altra is a global designer and manufacturer of a wide range of highly engineered motion control, automation, and power transmission solutions. The transaction expands Regal Rexnord’s portfolio, customer reach, and product diversity while enabling the creation of shareholder value through enhanced growth and substantial cost synergies.

“This acquisition opens up many new avenues for profitable growth. In particular, Altra’s Automation & Specialty platform transforms our existing automation portfolio – namely ModSort and Automation Solutions (formerly Arrowhead) – into a meaningful, global automation solutions provider. The automation business has highly attractive growth prospects and margins, serving many markets that have anticipated secular growth tailwinds, including factory automation, medical, aerospace, and warehouse & logistics,” said Regal Rexnord CEO, Louis Pinkham.

1 As of June 30, 2022.

2 Includes an equity valuation of $4.09 billion or $62.00 per Altra share and the assumption of $860 million of net debt.

“The transaction also significantly enhances our power transmission portfolio, in particular our industrial powertrain offering, by adding complementary products in brakes, gears, and clutches, while extending the number of end markets in which we actively participate.”

“We believe this combination presents attractive opportunities for all our stakeholders – our customers, our associates, and our shareholders. We see tremendous upside from bringing Regal Rexnord’s 80/20 skillset, partnered with both companies’ continuous improvement mindset, and a disciplined plan-do-check-act (PDCA) management approach — producing a broader offering and higher service levels for our customers, growth opportunities for our associates, and compelling expected financial returns for our shareholders, including enhanced growth, cost synergy-driven margin expansion, attractive ROIC, and earnings accretion.”

“Among the many benefits Altra brings, a particularly notable one is the infusion of additional talent into our combined business, to help support and guide our many growth and free cash flow enhancement initiatives. Importantly, Regal Rexnord and Altra are a terrific cultural fit, with a shared commitment to integrity, customer success, and continuous improvement. We are confident that these shared values and complementary businesses will help facilitate a seamless transition and support our continued success.”

Rakesh Sachdev, Non-Executive Chairman, commented, “I, and the entire Board, are extremely excited to see Regal Rexnord take this next step in what has been a compelling transformation journey. We are confident, given a proven operational and M&A integration track record, the organization is well positioned to pursue what we believe will be a highly value-enhancing transaction – for Regal Rexnord’s associates, its customers, and its shareholders.”

Key Strategic & Financial Benefits

•	Creates a substantial automation and industrial power transmission business by significantly expanding Regal Rexnord’s automation portfolio and capabilities, and enhancing its power transmission offering, particularly in industrial brakes, clutches and gear motor sub-systems. The combined company’s enhanced power transmission portfolio creates an even more compelling partner for distributors, and better positions Regal Rexnord to offer industrial powertrain solutions in a broader set of end markets. In addition, the transaction represents an attractive value proposition for both customers and end users through improved service capability breadth, technology content and domain expertise.

•	Raises exposure to secular growth end markets. The pro forma automation business, with expected sales of roughly $1.1 billion in 2022, is anticipated to have over 70% of its sales generated in end markets with secular growth characteristics, including factory automation, medical, alternative energy, aerospace, and warehouse & logistics.

•	Accelerates digital strategy, better positioning Regal Rexnord for Industry 4.0, which will be critical to future new product development efforts.

•	Expected to generate sizable cost synergies of $160 million on a full-year run rate basis. Expected synergies to be driven by procurement, distribution efficiencies, footprint rationalization, and SG&A savings. Actions to realize the synergies are expected to be completed by year four. Leveraging Regal Rexnord’s competencies in 80/20 and lean, and building on its successful integration of Rexnord PMC, the acquisition presents an opportunity to further optimize the combined company’s global operating model, which in turn can support greater investment in the business to drive profitable growth. Regal Rexnord also anticipates significant cross-marketing synergies, which it will quantify at an appropriate time after the transaction closes.

•	Path to 40% enterprise gross margins. Robust expected cost synergies plus the growth expectations for the combined business support a path to 40% gross margins in 2025 – up from Regal Rexnord’s prior expectation of reaching a 37% gross margin by 2025. Pro Forma Adjusted EBITDA margins are expected to rise by approximately 500 basis points by 2025.

•	Provides significant immediate and long-term value creation and financial benefits. The transaction is expected to provide an attractive, double digit ROIC by year 5, and is expected to be accretive to adjusted earnings per share in the first year after closing, with double-digit accretion anticipated thereafter as synergies accrue and de-levering is planned to occur.

•	Strong cash flows, and a rapid path to de-levering. Building on the legacy of Regal Rexnord and Altra, the pro forma enterprise is expected to generate substantial free cash flow, which will support a strong pace of debt reduction. Regal Rexnord expects to lower its net debt/adjusted EBITDA ratio to between 2.5x and 3.0x in 2024, and below 2.5x thereafter. Pro forma free cash flow conversion rates are expected to approximate 100%.

•	Unites aligned cultures with deep commitment to 80/20 and Lean principles. The businesses share cultures focused on serving customers and driving operating efficiencies.

•	Talent infusion into Regal Rexnord as a result of the combination is expected to support and help propel the many growth and margin enhancement initiatives currently underway, in particular around 80/20, Lean, digital/e-commerce, and new product development.

Conference Call and Investor Information

Regal Rexnord will host a conference call to discuss the transaction at 7:30 AM CT (8:30 AM ET) on Thursday, October 27, 2022. To listen to the live audio and view the presentation during the call, please visit Regal Rexnord’s Investor website: https://investors.regalrexnord.com. To listen by phone or to ask the presenters a question, dial 1-888-317-6003 (U.S. callers) or + 1-412-317-6061 (international callers) and enter 9257636# when prompted.

A webcast replay will be available at the link above, and a telephone replay will be available at 1-877-344-7529 (U.S. callers) or + 1-412-317-0088 (international callers), using a replay access code of 6418591#. Both will be accessible for three months after the call.

A copy of the investor presentation will be made available on Regal Rexnord’s investor relations website in advance of the conference call.

Preliminary Regal Rexnord Third Quarter Results

Given the announcement of the transaction, and its timing relative to the planned release of Regal Rexnord’s third quarter financial results on October 31, Regal Rexnord is pre-releasing the following select anticipated third quarter 2022 financial measures based on currently available information: Net sales of $1,325.3 million, adjusted diluted earnings per share of $2.66 and GAAP earnings per share of $1.80. For the full year of 2022, Regal Rexnord now expects adjusted diluted earnings per share to be in a range of $10.35 to $10.75, which contemplates, among other factors, expected net interest expense of $66 million vs. $50 million expected previously. This and other guidance from Regal Rexnord does not reflect any costs, expenses or other effects of the transaction.

Third Quarter Earnings Announcement

Regal Rexnord is scheduled to announce its Third Quarter earnings after market close on Monday, October 31st and host an earnings conference call to discuss the results at 9:00 AM CT (10:00 AM ET) on Tuesday, November 1st. Details of these calls will be found in a separate earnings announcement press release and on the Regal Rexnord investor relations website.

Advisors

J.P. Morgan and Incentrum Group are serving as financial advisors to Regal Rexnord, and Sidley Austin LLP is serving as legal counsel. J.P. Morgan is also providing Regal Rexnord with committed bridge financing for the transaction.

About Regal Rexnord

Regal Rexnord Corporation is a global leader in the engineering and manufacturing of industrial powertrain solutions, power transmission components, electric motors and electronic controls, air moving products, and specialty electrical components and systems, serving customers around the world. Through longstanding technology leadership and an intentional focus on producing more energy-efficient products and systems, Regal Rexnord helps create a better tomorrow – for its customers and for the planet.

Regal Rexnord is comprised of four operating segments: Motion Control Solutions, Climate Solutions, Commercial Systems and Industrial Systems. Regal Rexnord is headquartered in Beloit, Wisconsin and has manufacturing, sales, and service facilities worldwide. For more information, visit RegalRexnord.com.

Contact

Robert Barry, VP - Investor Relations

608-361-7530

robert.barry@regalrexnord.com

Forward Looking Statements

This release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Regal Rexnord’s current estimates, expectations and projections about Regal Rexnord’s future results, performance, prospects and opportunities. Such forward-looking statements may include, among other things, statements about the proposed acquisition of Altra, the benefits and synergies of the proposed acquisition, future opportunities for Regal Rexnord and the combined company, and any other statements regarding Regal Rexnord’s, Altra’s and the combined company’s future operations, anticipated economic activity, business levels, credit ratings, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and estimates for future periods. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “confident,” “estimate,” “expect,” “intend,” “plan,” “target,” “may,” “will,” “project,” “forecast,” “would,” “could,” “should,” and similar expressions. These forward-looking statements are based upon information currently available to Regal Rexnord and are subject to a number of risks, uncertainties, and other factors that could cause actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause Regal Rexnord’s, Altra’s or the combined company’s actual results to differ materially from the results referred to in the forward-looking statements Regal Rexnord makes in this release include: the possibility that the conditions to the consummation of the proposed acquisition of Altra (the “Proposed Acquisition”) will not be satisfied on the terms or timeline expected, or at all; failure to obtain, or delays in obtaining, or adverse conditions related to obtaining shareholder or regulatory approvals sought in connection with the Proposed Acquisition; failure to achieve the proposed debt financing necessary for the Proposed Acquisition on the desired terms, or at all; Regal Rexnord’s substantial indebtedness as a result of the Proposed Acquisition and the effects of such indebtedness on the combined company’s financial flexibility after the Proposed Acquisition; Regal Rexnord’s ability to achieve its objectives on reducing its indebtedness on the desired timeline; dependence on key suppliers and the potential effects of supply disruptions; fluctuations in commodity prices and raw material costs; any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; the possibility that Regal Rexnord may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the acquisition of Altra, the merger with Rexnord Process & Motion Control business (the “Rexnord PMC business”) and the acquisition of Arrowhead Systems, LLC (“Arrowhead”) (together with the Proposed Acquisition and the merger with the Rexnord PMC business, the “Transactions”) within the expected time-frames or at all and to successfully integrate Altra, the Rexnord PMC business and Arrowhead; Regal Rexnord’s ability to identify and execute on future M&A opportunities, including significant M&A transactions; the impact of any such M&A transactions on Regal Rexnord’s results, operations and financial condition, including the impact from costs to execute and finance any such transactions; expected or targeted future financial and operating performance and results; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Transactions; Regal Rexnord’s ability to retain key executives and employees; the possibility that the information currently available to Regal Rexnord in estimating its preliminary third quarter 2022 financial measures discussed in this release may not accurately reflect the results of Regal Rexnord’s business for such period; the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on customers and suppliers and the geographies in which they operate; uncertainties regarding the ability to execute restructuring plans within expected costs and timing; challenges to the tax treatment that was elected with respect to the acquisition of the Rexnord PMC business and related transactions; requirements to abide by potentially significant restrictions with respect to the tax treatment of the Rexnord PMC business which could limit Regal Rexnord’s ability to undertake certain corporate actions that otherwise could be advantageous; actions taken by competitors and their ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; the ability to develop new products based on technological innovation, such as the Internet of Things, and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in geographic locations in which Regal Rexnord does business; dependence on significant customers; seasonal impact on sales of products into HVAC systems and other residential applications; risks associated with global manufacturing, including public health crises and political, societal or economic instability, including instability caused by the conflict between Russia and Ukraine; issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments; Regal Rexnord’s overall debt levels and its ability to repay principal and interest on its outstanding debt; prolonged declines in one or more markets, such as heating, ventilation, air conditioning, refrigeration, power generation, oil and gas, unit material handling, water heating and aerospace; economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that Regal Rexnord cannot control; product liability, asbestos and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures; unanticipated costs or expenses that may be incurred related to product warranty issues; infringement of intellectual property by third parties, challenges to intellectual property, and claims of infringement on third party technologies; effects on earnings of any significant impairment of goodwill; losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including, but not limited, to those described in the section entitled “Risk Factors” in Regal Rexnord’s Annual Report on Form 10-K on file with the SEC and from time to time in other filed reports including Regal Rexnord’s Quarterly Reports on Form 10-Q. For a more detailed description of the risk factors associated with Regal Rexnord, please refer to Part I, Item 1A in the Regal Rexnord Annual Report on Form 10-K for the fiscal year ended January 1, 2022 on file with the SEC and subsequent SEC filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date of this release and Regal Rexnord undertakes no obligation to update any forward-looking information contained in this release or with respect to the announcements described herein to reflect subsequent events or circumstances.

NON-GAAP MEASURES AND OTHER DEFINITIONS

In this news release, we disclose the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA margin, return on invested capital (ROIC), adjusted diluted earnings per share (EPS), and net debt. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted EBITDA, adjusted EBITDA margin, ROIC, adjusted diluted earnings per share and net debt to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management. This additional information is not meant to be considered in isolation or as a substitute for results of operations prepared and presented in accordance with GAAP. For forward-looking non-GAAP measures (as used in this press release, adjusted EBITDA, adjusted EBITDA margin, net debt/adjusted EBITDA, free cash flow and ROIC), other than in respect of Regal’s 2022 updated guidance for adjusted diluted EPS, we are unable to provide a reconciliation to the most comparable GAAP financial measure. Information needed to reconcile these measures is dependent upon future events, many of which are outside of management's control as described above. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with our accounting policies for future periods is extremely difficult and requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with our historical practice.

Disclosures Related To Preliminary Regal Rexnord Third Quarter Results

Regal Rexnord’s consolidated financial statements for the third quarter 2022 are not yet complete. Accordingly, Regal Rexnord is presenting certain preliminary anticipated operating results for the third quarter 2022 based on information available as of the date of this release. These anticipated results are not a comprehensive statement of Regal Rexnord’s results for such period, and Regal Rexnord’s actual results may differ from these preliminary estimated results. These anticipated results are preliminary and unaudited and are inherently uncertain and subject to change as Regal Rexnord completes the preparation of its consolidated financial statements for the third quarter 2022. During the course of the preparation of Regal Rexnord’s consolidated financial statements and related notes, and completion of Regal Rexnord’s financial close procedures for the third quarter 2022, adjustments to the anticipated results may be identified, and such adjustments may be material. These anticipated results should not be viewed as a substitute for full financial statements prepared in accordance with GAAP, and they should not be viewed as indicative of Regal Rexnord’s results for any future period. Therefore, you should not place undue reliance upon this information. Regal Rexnord’s independent registered accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary estimated financial information and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

	Three Months Ended
	Sep 30,	Oct 2,
ADJUSTED DILUTED EARNINGS PER SHARE	2022	2021
GAAP Diluted Earnings Per Share	$1.80	$1.95
Restructuring and Related Costs	0.29	0.05
Transaction and Related Costs	—	0.59
Inventory Step Up Adjustment	(0.04)	—
Intangible Amortization	0.51	0.20
Share-Based Compensation Expense	0.08	0.07
Gain on Sale of Assets	—	(0.03)
Loss on Businesses Divested and Assets to be Exited	—	0.05
Discrete Tax Items	0.02	—
Adjusted Diluted Earnings Per Share	$2.66	$2.88

2022 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2022 Diluted EPS Annual Guidance	$7.15	$7.55
Restructuring and Related Costs	0.72	0.72
Intangible Amortization	2.08	2.08
Share-Based Compensation Expense	0.30	0.30
Transaction and Related Costs	0.06	0.06
Inventory Step Up Adjustment	0.06	0.06
Gain on Sales of Assets	(0.04)	(0.04)
Discrete Tax Items	0.02	0.02
2022 Adjusted Diluted EPS Annual Guidance	$10.35	$10.75